UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 20, 2011 (September 14, 2011)

          WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8399	31-1189815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(614) 438-3210

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) – (d)	Not applicable.

(e)	Compensatory Arrangements of Certain Officers:

Effective as of September 14, 2011, the Awards for 185,000 shares of Restricted Stock, for each of B. Andrew Rose, Chief Financial Officer of Worthington Industries, Inc. (the “Registrant”), and Mark A. Russell, President of The Worthington Steel Company, originally made effective as of June 30, 2011, were amended and restated.  The amended and restated Awards added a three-year (33% per year) time-based vesting requirement (in addition to the $30 per share price performance-based vesting requirement) and changed the holding period for the Restricted Stock following vesting to the later of (i) five years after the June 30, 2011 date of grant or (ii) two years after vesting.  The Restricted Stock will be forfeited five years from the effective date of the award (i.e., June 30, 2016) if the performance-based vesting condition is not met by that date.

For further information about the Restricted Stock Awards, please refer to the form of Amended and Restated Restricted Stock Award Agreement entered into by the Registrant in order to evidence the Awards of Restricted Stock to Mr. Rose and Mr. Russell (which is included as Exhibit 10.1 to this Current Report on Form 8-K).

Item 9.01.	Financial Statements and Exhibits.

(a)-(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

10.1	Form of Amended and Restated Restricted Stock Award Agreement entered into effective as of September 14, 2011 by the Registrant with each of B. Andrew Rose and Mark A. Russell

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: September 20, 2011	By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President –
Administration, General Counsel and
Secretary